Distribution Financial Services Marine Trust 1999-2
October 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                            $509,865,935.90
Beginning Pool Factor                                                  1.00000000

Distribution Allocable to Principal on Notes
                  Prior                             Current
      Class    Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
       A-1         $0.00        0.0000000           $7,955,110.31    37.6844420
       A-2         $0.00        0.0000000                   $0.00     0.0000000
       A-3         $0.00        0.0000000                   $0.00     0.0000000
       A-4         $0.00        0.0000000                   $0.00     0.0000000
       A-5         $0.00        0.0000000                   $0.00     0.0000000
         B         $0.00        0.0000000                   $0.00     0.0000000
         C         $0.00        0.0000000                   $0.00     0.0000000

Distribution Allocable to Interest on Notes
                   Prior                               Current
Class     Rate     Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
  A-1     5.50%        $0.00         0.0000000         $783,584.21     3.7119450
  A-2     5.98%        $0.00         0.0000000         $276,908.88     4.9833330
  A-3     6.20%        $0.00         0.0000000         $558,666.50     5.1666670
  A-4     6.48%        $0.00         0.0000000         $357,517.80     5.4000000
  A-5   6.6656%        $0.00         0.0000000         $299,946.45     5.5546670
    B     6.93%        $0.00         0.0000000         $190,575.00     5.7750000
    C     7.61%        $0.00         0.0000000         $139,516.67     6.3416670

Note Balance After Giving Effect to Principal Distribution
      Class    Beginning Bal.    Pool Factor  Ending Bal.        Pool Factor
      A-1      170,963,826.87    1.0000000    $163,008,716.56  772.1945090
      A-2       55,567,000.00    1.0000000     $55,567,000.00    1.0000000
      A-3      108,129,000.00    1.0000000    $108,129,000.00    1.0000000
      A-4       66,207,000.00    1.0000000     $66,207,000.00    1.0000000
      A-5       53,999,000.00    1.0000000     $53,999,000.00    1.0000000
        B       33,000,000.00    1.0000000     $33,000,000.00    1.0000000
        C       22,000,000.00    1.0000000     $22,000,000.00    1.0000000
Servicing Fee                                                         $212,444.14
Servicing Fee Per $1,000 of Orig.Note                                   0.3862621

Realized Losses                                                       $179,708.04

Reserve Account Balance                                            $19,901,628.25

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period                       $11,454,774.18
      Interest Payments Received                                    $3,679,371.91
      Scheduled Principal Payments Received                         $1,874,050.42
      Principal Prepayments Received                                $5,901,351.85

Distribution to Residual Interestholders                                    $0.00

Noteholders' Interest Carryover Shortfall                                   $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note               0.0000000

Aggregate Purchase Amounts for Receivables that were
purchased in related Collection Period                                      $0.00

Ending Pool Balance                                               $501,910,825.59
Ending Pool Factor                                                     0.91256496